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Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Bruce Thomas Conexant Systems, Inc. (949) 483-2698

CONEXANT ANNOUNCES PRICING OF $200 MILLION OF CONVERTIBLE SUBORDINATED NOTES

NEWPORT BEACH, Calif., Mar. 2, 2006 – Conexant Systems, Inc. (NASDAQ: CNXT) today announced the pricing of its offering of $200 million aggregate principal amount of convertible subordinated notes due 2026. The offering is being made to qualified institutional buyers in a private placement. The notes will bear interest at a rate of 4% per year and will rank junior in right of payment to all of Conexant’s existing and future senior indebtedness. Conexant has granted to the initial purchaser of the notes a 30-day option to purchase up to an additional $50 million aggregate principal amount of the notes. The sale of the notes is expected to close on March 7, 2006, subject to customary closing conditions.

The notes are convertible, at the option of the holder upon the satisfaction of certain conditions, into the company’s common stock at an initial conversion rate of 203.2520 shares per $1,000 principal amount of the notes, subject to certain adjustments. The initial conversion rate is equivalent to a conversion price of approximately $4.92 per share. Upon conversion, the company has the right to deliver, in lieu of common stock, cash or a combination of cash and common stock

The company intends to apply the net proceeds from the offering of the notes to the repayment or other retirement of outstanding indebtedness.

The securities priced today have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state in which such offer, solicitation or sale would be unlawful.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.

These risks and uncertainties include, but are not limited to:  the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology and the demands it may place on the time and attention of our management and the expense it may place on the company; the risk that capital needed for our business and to repay our convertible notes will not be available when needed; the risk that the value of our common stock may be adversely affected by market volatility; general economic and political conditions and conditions in the markets we address; the substantial losses we have incurred; the cyclical nature of the semiconductor industry and the markets addressed by our products and our customers’ products; continuing volatility in the technology sector and the semiconductor industry; demand for and market acceptance of our new and existing products; our successful development of new products; the timing of our new product introductions and our product quality; our ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; pricing pressures and other competitive factors; changes in our product mix; product obsolescence; the ability of our customers to manage inventory; our ability to develop and implement new technologies and to obtain protection for the related intellectual property; and possible disruptions in commerce related to terrorist activity or armed conflict, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings.

The forward-looking statements are made only as of the date hereof. We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Conexant is a registered trademark of Conexant Systems, Inc.